UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 984-0316

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 30, 2004, the board of directors of The Mosaic Company approved the terms of compensation to be paid to the non-management directors and chairman of the board of Mosaic. Compensation for non-management directors and the chairman includes an annual retainer of $45,000 for serving as a director and $90,000 for serving as the chairman of the board, respectively, as well as an additional retainer of $10,000 for serving as the chair of the audit committee and $5,000 for serving as the chair of any other committee of the board. Compensation also includes board and committee meeting attendance fees of $1,800 and $1,200 per meeting, respectively, and reimbursement of travel and business expenses. In addition, the non-management directors and the chairman will receive an annual equity compensation award, initially in the form of restricted stock units (“RSUs”) issued pursuant to The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Omnibus Plan”). A copy of the summary sheet outlining the terms of director compensation approved by the board is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	Summary of Board of Director Compensation and Expense Reimbursement for The Mosaic Company, as approved on November 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date:	December 6, 2004	By:	/s/ Richard L. Mack
		Name:	Richard L. Mack
		Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of Board of Director Compensation and Expense Reimbursement for The Mosaic Company, as approved on November 30, 2004